Exhibit 99.1
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Two Join RemoteMDx Board of Directors

               Larry Schafran and David Hanlon Bring Business and
                       Financial Acumen to Growing Company

SANDY, Utah, October 23, 2006 (Marketwire) - RemoteMDx, Inc., (OTCBB:RMDX) today announced that it has added two additional independent directors to its Board of Directors. The appointments of Larry Schafran and David Hanlon come as RemoteMDx continues to experience exponential growth, requiring seasoned direction from two high level business executives. RemoteMDx through its SecureAlert subsidiary is a leader in pioneering technologies and services to aid law enforcement in monitoring offenders who are a risk to their communities.

Schafran  currently is Managing General Partner of Providence  Recovery Partners
(PRP), a New York based investment fund. He also serves as a Director and Audit Committee Chairman of PubliCARD, Inc., and Tarragon Corporation, both publicly traded companies. In recent years, Mr. Schafran served in several capacities including as a Trustee, Chairman/Interim-CEO/President and Co-Liquidating Trustee of Special Liquidating Trust of Banyan Strategic Realty Trust; Director/Chairman of the Executive Committee of Dart Group Corporation, Shoppers Food Warehouse, Inc. and COMSAT Corporation. He has deep experience in guiding companies to be Sarbanes-Oxley compliant. As a director of RemoteMDx's Board of Directors, Mr. Schafran will head the Audit Committee and assist the Company in accurately reflecting its business growth.

Hanlon is currently Chief Executive Officer and President of Empire Resorts, Inc. He holds an MBA and Masters Degree in Accounting from the Wharton School of Business. His prior business experience includes serving as President of Harrah's Atlantic City; President and Chief Executive Officer of Merv Griffin's Resorts International; President and Chief Executive Officer of International Game Technology and President and Chief Operating Officer of Rio Suites Hotel and Casino. With expertise in managing and guiding service-related businesses, Mr. Hanlon will be a key contributor in an area crucial to RemoteMDx as it grows its own business.

Since its introduction in July of this year, the demand for RemoteMDx's single unit tracking device and 24/7 monitoring services has exceeded the Company's expectations and forecasts. Its goal of deploying 3,500 units by September 30th was delayed two weeks as the Company was forced to deal with a shortage of batteries from China. Currently the Company has in excess of 3,500 units in the field that generate recurring monitoring revenues of $8 per day per unit for annualized revenues of over $10 million. The deployment of the 3,500 units is simply the precursor of the Company ramping to deploy 2,000 units per week in order to meet a backlog of orders derived from more than 125 municipalities counties and state agencies.
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RemoteMDx's growth is highly challenging from a management perspective,  and the
Company is focused on assembling the highest quality individuals possible to guide it through this dynamic period.

About RemoteMDx

Through its SecureAlert subsidiary, RemoteMDx offers a unique personal security service combining two-way communications, patented wireless location technology and affordable real-time 24/7 mobile monitoring to assist law enforcement in protecting neighborhoods from predators and to provide peace of mind for families with elderly loved ones who live alone or far away. More information is available on the company website, www.remotemdx.com .

Safe Harbor Statement

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the company. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

                                       ###

    SecureAlert, TrackerPAL and Offender Monitoring Center are trademarks of
            SecureAlert. RemoteMDx is a trademark of RemoteMDx, Inc.

Contact:
                  Investor/Media Relations
                  866-451-6141
                  ir@remotemdx.com